                                                                     EXHIBIT 4.3

                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of September 16, 1999, is by and among G-Link Corporation, a Tennessee corporation (the "Company"), and each of the holders of Capital Stock as of the date hereof and as set forth on Exhibit A (individually, a "Shareholder," and collectively, the "Shareholders"), and each of the individuals whose names and addresses appear from time to time on Exhibit A.

                              W I T N E S S E T H:

         WHEREAS, the Company has an authorized capitalization consisting of (i) 50,000,000 shares of common stock, no par value per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock").

         WHEREAS, the record and beneficial ownership of the issued and outstanding shares of the Capital Stock held by the Shareholders are set forth on Exhibit A, (such shares of capital stock listed on Exhibit A are hereinafter collectively referred to as the "Existing Stock"); and

         WHEREAS, the Company and the Shareholders desire to provide for continuity and harmony in the management of the Company and to restrict the sale and other disposition of Existing Stock now held by any of the Shareholders and any shares of capital stock of the Company hereafter issued to or otherwise acquired by the Shareholders (the Existing Stock, together with such subsequently issued or acquired capital stock, including any securities convertible into or exchangeable or exercisable for, directly or indirectly, any capital stock, whether or not currently convertible, exchangeable, or exercisable, being hereinafter referred to collectively as the "Capital Stock") and to create other rights and duties inter se.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each of the parties covenants and agrees as follows:

                                    ARTICLE I

                               STOCK CERTIFICATES

         Section 1.1 Stock Certificates. The Shareholders agree that the stock certificate or certificates from time to time representing the respective shares of Capital Stock shall be registered in the individual name of the Shareholders and shall bear, in addition to any other legend required to be placed thereon, a conspicuous legend to the effect that the shares of Capital Stock represented thereby are subject to legal restrictions against transfer and are held under and subject to the terms and provisions of this Agreement. Upon execution and delivery of this Agreement, the Shareholders agree to return to the Secretary of the Company any stock certificate or certificates previously delivered to it so that such legend shall be placed thereon.

                                   ARTICLE II

                        TRANSFER RIGHTS AND RESTRICTIONS

         Section 2.1 General Restriction. Notwithstanding anything to the contrary herein, including, without limitation, Section 2.2, none of the Shareholders may sell, exchange, give, devise, or otherwise dispose of ("Transfer"), either voluntarily or involuntarily or by operation of law (including any Transfer pursuant to equitable distribution proceedings or pursuant to a divorce decree) any of the Capital Stock, or any rights or interest appertaining thereto, whether now owned or hereafter acquired, except as permitted by this Agreement.

         Notwithstanding the preceding sentence, the Shareholders may pledge or encumber Capital Stock, or any rights or interest appertaining thereto, whether now owned or hereafter acquired and such transaction shall not constitute a Transfer; provided, however, that such transaction shall be deemed a Transfer in the event of a foreclosure by a third party of a security interest in any Capital Stock, and in such event the Eligible Offeree Shareholders (as hereinafter defined) and the Company shall have the rights of first refusal as set forth in Section 2.2(a), subject to the same notice, purchase, and time provisions provided therein; provided, further, that any pledgee shall acknowledge and agree prior to any such pledge or encumbrance that any Capital Stock so pledged or encumbered by a Shareholder is subject to the provisions of this Agreement. If the Eligible Offeree Shareholders and the Company elect not to purchase the Capital Stock in the event of a Transfer pursuant to a foreclosure by a third party of a security interest, the Capital Stock may thereafter be sold or transferred to a third party consistent with the foreclosure proceeding.

         Section 2.2 Voluntary Transfer. A Shareholder may voluntarily Transfer Capital Stock under and as permitted by this Section 2.2, but not otherwise.

         (a) First Offer Rights. If a Shareholder shall desire to Transfer any Capital Stock held by him, such Shareholder (the "Selling Shareholder") shall first offer such Capital Stock (the "Offered Stock") to the Company and then to the Eligible Offeree Shareholders (as hereinafter defined) in accordance with the provisions hereof.

         (b) Notice. The Selling Shareholder shall give written notice to each of the Company and the Eligible Offeree Shareholders (defined herein) setting forth (y) the terms and conditions (the "Offer Terms") upon which the Selling Shareholder proposes to Transfer Capital Stock (the "Offered Stock") and (z) the name of the proposed transferee. The term "Eligible Offeree Shareholder" shall mean any Shareholder other than the Selling Shareholder. As used herein, the term "Common Stock Equivalent Shares" held by any person shall be all shares of the Company's Common Stock held by such person and all shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable security held by such person or issuable upon exercise of any option, warrant, or other right held by such person, in each case whether or not such security, option, warrant, or right is by its terms then convertible, exchangeable, or exercisable.

         (c) Option to Company. The Company shall have the exclusive right during the period of twenty (20) days following receipt of such notice to elect to purchase any or all of the Offered Stock proposed to be sold in accordance with the Offer Terms and Section 2.2(f); provided, however, that, as set forth in Section 2.2(e), an election by the Company to purchase less than all of the Offered Stock shall not be effective unless the option in Section 2.2(d) is exercised as to all of the Offered Stock not elected to be purchased by the Company under this Section 2.2(c).

         (d) Option to the Eligible Offeree Shareholders. If the Company does not exercise its right to purchase all of the Offered Stock proposed to be sold, the Eligible Offeree Shareholders shall have the exclusive right during the period of ten (10) days next following the twenty (20) day period provided for in Section 2.2(c) to elect to purchase all (but not less than all) of the Offered Stock proposed to be sold and not purchased by the Company pursuant to
Section 2.2(c) in accordance with the Offer Terms and Section 2.2(f). In the event that more than one Eligible Offeree Shareholder wishes to purchase the Offered Stock to be sold, the right to purchase shall be allocated among such Eligible Offeree Shareholders in proportion to their ownership of Common Stock Equivalent Shares.

         (e) Non-Exercise. If there shall be any default in making payment in full for all of the Offered Stock to be sold as aforesaid, in accordance with the applicable requirements of this Section 2.2, then no Eligible Offeree Shareholder nor the Company may purchase any of the Offered Stock and the Selling Shareholder may (subject to the co-sale rights of the other Shareholders in Section 2.3, if any) sell the shares of Offered Stock so offered hereunder to any person on terms no more favorable to such person than the Offer Terms. However, if the Selling Shareholder does not effect such sale within 90 days after the termination (by passage of time or default) of the first refusal rights created under Sections 2.2(a) through (d), the Selling Shareholder may not thereafter transfer any such shares without again complying with the provisions of this Section 2.2.

         (f) Closing. All purchase transactions between and among the parties hereto (or their assignees) pursuant to this Section 2.2 shall be consummated at a closing to be held not later than five (5) days after the expiration of the ten (10) day option period provided for in Section 2.2(d). At the closing, the purchaser shall deliver to the seller the consideration (cash or other, as agreed to by the parties to the Transfer) against delivery of the appropriate stock certificate(s) (or voting trust certificate(s)) duly endorsed for transfer.

         (g) Exempted Transfers. The provisions of this Section 2.2 shall not apply to the transfer or retransfer of, and the Shareholders may transfer or retransfer, any Capital Stock held by such Shareholder to or for the benefit of
(i) any spouse, parent, child, brother, sister, grandchild, or lineal descendant (including adopted children and stepchildren) of such holder (including, without limitation, trustee(s) of a trust for the benefit of the Shareholder or any of the foregoing); (ii) any trustee of a voting trust for purposes of transferring shares into such voting trust; or (iii) any legal representative, devisee, or heir of a Shareholder upon his or her death, provided all such transferees shall take such Offered Stock subject to all the restrictions, terms, and conditions of this Agreement and shall execute and deliver to the Secretary of the Company a written statement confirming the same prior to acquiring such shares and there shall be no further transfer of such shares except in accordance with this Agreement.

         Section 2.3  Right of Co-Sale.

         (a) No Selling Shareholder shall enter into any transaction that would result in the sale or contract for sale by him of any Capital Stock now or hereafter owned by him (including, without limitation, any sale to another Shareholder or a third party pursuant to the terms of Section 2.2, but not including a sale of shares to the Company pursuant to the first offer rights contained in Section 2.2 or a transfer exempt from Section 2.2 under Section 2.2(g)) unless prior to such sale or contract or option for sale and simultaneously with the giving of notice required by Section 2.2(b) the Selling Shareholder shall give notice to each Eligible Offeree Shareholder of his intention to effect such sale or contract or option for sale in order that the Eligible Offeree Shareholders may exercise their rights under this Section 2.3 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold, contracted to be sold, or optioned by the Selling Shareholder; (ii) the principal terms of the sale, including the price at which the shares are intended to be sold; (iii) the percentage such number of shares constitutes with respect to the aggregate number of Common Stock Equivalent Shares then held by the Selling Shareholder (the "Sale Portion"); and (iv) an offer by the Selling Shareholder to cause to be included with the shares to be sold by him in the sale, on the same terms and conditions, that number of Common Stock Equivalent Shares then held by each Eligible Offeree Shareholder, which number shall be equal to (x) the Sale Portion of the Common Stock Equivalent Shares then held by the Eligible Offeree Shareholder, (y) at the option of the Eligible Offeree Shareholder, a lesser number of shares, or (z) such number of shares as determined in Section 2.3(c).

         (b) Subject to the provisions of Section 2.2, with respect to each Eligible Offeree Shareholder who shall not have accepted such co-sale offer in writing within the ten (10) days next following the twenty (20) day period provided for in Section 2.2(c), the Selling Shareholder shall thereafter be free for a period of ninety (90) days to sell up to the number of shares specified in such notice, at a price not other than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to such other Shareholder in connection with such sale under this Section 2.3. In the event that the Selling Shareholder fails to consummate such sale within such 90-day period, the shares specified in such notice shall continue to be subject to this Agreement. If any Eligible Offeree Shareholder does not timely deliver notice of his or its acceptance within such thirty (30) day period, he or it shall be deemed to have irrevocably waived such right of co-sale under this Section 2.3 with respect to the foregoing 90-day period only to the extent of the shares subject to such notice.

         (c) Subject to the provisions of Section 2.2, with respect to each Eligible Offeree who shall have accepted such co-sale offer in writing within such twenty (20) business day period set forth in Section 2.2(c) (a "Participating Shareholder"), such acceptance by such Participating Shareholder shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his sale the number of shares set forth in such Participating Shareholder's written acceptance, in which case the Selling Shareholder and all of the Participating Shareholders shall participate in the sale pro rata, with the Selling Shareholder and each Participating Shareholder selling the number of shares to be sold in the sale as shall equal the product obtained by multiplying (x) the total number of such shares to be sold in the sale by (y) a fraction, the numerator of which shall be the number of shares desired to be included in the sale by the Selling Shareholder or by such Participating Shareholder, as the case may be, and the denominator of which shall be the total number of shares desired to be sold in the sale by the Selling Shareholder and all of the Participating Shareholders.

         Section 2.4 Certain Exclusions. Notwithstanding the foregoing, the provisions of Sections 2.2 and 2.3 shall not apply to any sale by a Shareholder in an underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended (the "Act"), nor shall any Shareholder purchasing any Capital Stock pursuant to Section 2.2 be permitted to exercise the right of co-sale under Section 2.3 with respect to the same transaction.

                                   ARTICLE III

                               TERM AND AMENDMENT

         Section 3.1 Term. This Agreement will terminate upon the consummation by the Company of a firm commitment underwritten initial public offering of its Common Stock.

         Section 3.2 Amendment. This Agreement shall not be changed, waived, discharged, or terminated except by written agreement signed by Shareholders holding not less than sixty-six and two thirds percent (66 2/3%) of the shares of Capital Stock (voting as one class on an as converted basis) then held by the Shareholders.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, personal representatives, successors, and permitted assigns; provided, however, that no person, firm, or corporation not a party hereto shall have any rights hereunder or the power to enforce any of the duties created hereby unless such person, firm, or corporation shall have become bound to the provisions hereof.

         Section 4.2  Additional Investors. The parties hereto acknowledge that
(a) other parties may become a shareholder of the Company after the date hereof and (b) such parties may be required, as a condition to the issuance or transfer of shares of Capital Stock to them, to execute a counterpart of this Agreement. Upon execution of such a counterpart of this Agreement, such new shareholder of the Company shall be entitled to all of the rights and benefits afforded thereto hereunder and Exhibit A shall be amended to reflect the purchase of shares of Capital Stock by such party and shall be distributed to each of the Shareholders by the Company.

         Section 4.3 Specific Performance. The parties hereto agree that a breach or violation of any of the terms, covenants, or other obligations under this Agreement will result in immediate and irreparable harm to the non-breaching parties in an amount that will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the non-breaching parties. Therefore, the failure on the part of any party to perform all of the terms, covenants, and obligations established by this Agreement shall give rise to a right to the other parties to obtain enforcement of this Agreement in a court of equity by a decree of specific performance, a writ of mandamus, or other injunctive relief. This remedy, however, shall be cumulative and in addition to any other remedy the parties may have.

         Section 4.4 Severability If any provision of this Agreement or the application thereof shall be invalid or unenforceable, the parties hereto shall take such action as may be necessary to effectuate the intent of such provision, and the remainder of this Agreement and any other application of such provision shall not be affected thereby.

         Section 4.5 Sections and Exhibits. The headings of sections in this Agreement are provided for convenience only and will not affect the Agreement's construction or interpretation. Unless indicated otherwise, references to "Section," "Sections," "Exhibit," or "Exhibits" refer to the corresponding section, sections, exhibit, or exhibits, respectively, of this Agreement.

         Section 4.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed to have been given, made, or delivered when actually received (regardless of the manner of transmission) or five (5) days after deposited in the mail and sent by registered or certified mail, postage prepaid; by facsimile transmission when transmitted with confirmation of receipt; or, in the case of telegraphic notice, when delivered to the telegraph company, charges prepaid, addressed as the case may be as follows:

         If to the Company:     G-Link Corporation
                                3841 Green Hills Village Drive, Suite 410
                                Nashville, TN 37215
                                Attention: President

         With a copy to:        Bass, Berry & Sims PLC
                                2700 First American Center
                                Nashville, TN 37238
                                Attention: F. Mitchell Walker, Jr.

         If to each of the
           Shareholders:  (as set forth on Exhibit A hereto)

or to such other address as such party shall have furnished to other parties in writing in accordance with the provisions hereof.

         Section 4.7 Confidentiality. Each party to this Agreement agrees to at all times hold in confidence and keep secret and inviolate all of the Corporation's confidential information, including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Corporation which such party may now or hereafter come to know; provided, that any party to this Agreement may disclose any such information which has otherwise entered the public domain (not as a result of violation of this Agreement) or which he or it is required to disclose to any governmental authority by law or subpoena or judicial process.

         Section 4.8 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         Section 4.9 Governing Law. This Agreement is executed in and shall be construed and enforced in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed wholly within such state without regard to its conflict of laws rules.

         Section 4.10 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Shareholders relating to the subject matter hereof and there are no other terms other than those contained herein.

         Section 4.11 Arbitration. All disputes relative to interpretation of the provisions of this Agreement shall be resolved by binding arbitration pursuant to the rules of the American Arbitration Association then pertaining. Arbitration proceedings shall be held in Nashville, Tennessee.

         The parties may, if they are able to do so, agree upon one arbitrator; otherwise, there shall be three arbitrators selected to resolve disputes pursuant to this Section 4.11, one named in writing by each party within 15 days after notice of arbitration is served upon either party by the other and a third arbitrator selected by the two arbitrators selected by the parties within 15 days thereafter.

         If the two arbitrators cannot select a third arbitrator within such 15 days, either party may request that the American Arbitration Association select such third arbitrator. If one party does not choose an arbitrator within 15 days, the other party shall request that the American Arbitration Association name such other arbitrator. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party.

         Each of the parties hereto shall pay its own expenses of arbitration and one-half of the expenses of the arbitrators. If any position by either party hereunder, or any defense or objection thereto, is deemed by the arbitrators to have been unreasonable, the arbitrators shall assess, as part of their award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys' fees) of the other party and of the arbitrators.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

G-LINK CORPORATION                            /s/ William A. Oldacre
                                              ----------------------------------
                                              William A. Oldacre as Custodian
                                              for Ann Carson Oldacre under
By: /s/ Richardson M. Roberts                 Tennessee Uniform Transfers to
   -------------------------------            Minors Act
Title: Chief Executive Officer
       ---------------------------
                                              /s/ William A. Oldacre
                                              ----------------------------------
/s/ Nollie Peeler                             William A. Oldacre as Custodian
----------------------------------            for Oliver Kneeland Oldacre under
Nollie Peeler                                 Tennessee Uniform Transfers to
                                              Minors Act

/s/ Mark McDonald
----------------------------------
Mark McDonald

                                              /s/ William A. Oldacre
                                              ----------------------------------
                                              William A. Oldacre as Custodian
/s/ Thomas E. Newton                          for William O. Sellers under
----------------------------------            Tennessee Uniform Transfers to
Thomas E. Newton                              Minors Act


/s/ William A. Oldacre, Jr.
----------------------------------
William A. Oldacre, Jr.                       /s/ William A. Oldacre
                                              ----------------------------------
                                              William A. Oldacre as Custodian
                                              for Leslie M. Boozer under
/s/ Richardson M. Roberts                     Tennessee Uniform Transfers to
----------------------------------            Minors Act
Richardson M. Roberts


/s/ William A. Oldacre                        /s/ William A. Oldacre
----------------------------------            ----------------------------------
William A. Oldacre as Custodian               William A. Oldacre as Custodian
for Hunter Oldacre under                      for Trent R. Boozer, Jr. under
Tennessee Uniform Transfers to                Tennessee Uniform Transfers to
Minors Act                                    Minors Act

/s/ William A. Oldacre                        /s/ William A. Oldacre
----------------------------------            ----------------------------------
William A. Oldacre as Custodian               William A. Oldacre as Custodian
for Allison Chandler Oldacre under            for Alexander M. Boozer under
Tennessee Uniform Transfers to                Tennessee Uniform Transfers to
Minors Act                                    Minors Act

/s/ William A. Oldacre                        /s/ William A. Oldacre
----------------------------------            ----------------------------------
William A. Oldacre as Custodian               William A. Oldacre as Custodian
for Conner C. Bhandari under                  for Robert W. Poellnitz, III under
Tennessee Uniform Transfers to                Tennessee Uniform Transfers to
Minors Act                                    Minors Act

/s/ William A. Oldacre                        /s/ William A. Oldacre
----------------------------------            ----------------------------------
William A. Oldacre as Custodian               William A. Oldacre as Custodian
for William Steele McDonald under             for Edward A. Floyd under
Tennessee Uniform Transfers to                Tennessee Uniform Transfers to
Minors Act                                    Minors Act

/s/ William A. Oldacre                        /s/ William A. Oldacre
----------------------------------            ----------------------------------
William A. Oldacre as Custodian               William A. Oldacre as Custodian
for Carey C. Floyd under                      for Charles M. Taylor under
Tennessee Uniform Transfers to                Tennessee Uniform Transfers to
Minors Act                                    Minors Act

/s/ William A. Oldacre                        /s/ William A. Oldacre
----------------------------------            ----------------------------------
William A. Oldacre as Custodian               William A. Oldacre as Custodian
for Leah Catherine Taylor under               for Douglas C. Sellers, Jr. under
Tennessee Uniform Transfers to                Tennessee Uniform Transfers to
Minors Act                                    Minors Act

/s/ Mark McDonald                             /s/ Mark McDonald
----------------------------------            ----------------------------------
Mark McDonald, as Custodian                   Mark McDonald, as Custodian
for Katherine Dale McDonald under             for John Butera McDonald under
Tennessee Uniform Transfers to                Tennessee Uniform Transfers to
Minors Act                                    Minors Act

/s/ Mark McDonald                             /s/ Mark McDonald
----------------------------------            ----------------------------------
Mark McDonald, as custodian for               Mark McDonald, as custodian for
John Butera McDonald under                    William Steele McDonald under
Tennessee Uniform Transfer to                 Tennessee Uniform Transfer to
Minors Act                                    Minors Act

By: /s/ Richard M. Roberts                    /s/ Anne Bryn Roberts
    ------------------------------            ----------------------------------
    Richard M. Roberts                        Anne Bryn Roberts

/s/ Lucille Bradford Roberts                  /s/ Anne Bryn Worthen
----------------------------------            ----------------------------------
Lucille Bradford Roberts                      Anne Bryn Worthen

/s/ Thomas Newton                             /s/ Thomas Newton
----------------------------------            ----------------------------------
Thomas Newton, as Custodian for               Thomas Newton, as Custodian for
Robert M. Newton                              George E. Newton

/s/ Thomas Newton                             /s/ Thomas Newton
----------------------------------            ----------------------------------
Thomas Newton, as Custodian for               Thomas Newton, as Custodian for
Sarah K. Newton                               Charles Kenneth Sande

/s/ Thomas Newton                             /s/ Thomas Newton
----------------------------------            ----------------------------------
Thomas Newton, as Custodian for               Thomas Newton, as Custodian for
Ellen W. Hudson                               Carmen Falcione

/s/ Thomas Newton                             /s/ Thomas Newton
----------------------------------            ----------------------------------
Thomas Newton, as Custodian for               Thomas Newton, as Custodian for
Buford M. Cannon                              Buford Allen Cannon

/s/ Thomas Newton                             /s/ Thomas Newton
----------------------------------            ----------------------------------
Thomas Newton, as Custodian for               Thomas Newton, as Custodian for
Alan L. Dehart                                Henry L. Smith, Sr.

/s/ Thomas Newton                             /s/ Andrew Franklin Alexander
----------------------------------            ----------------------------------
Thomas Newton, as Custodian for               Andrew Franklin Alexander
Jeffrey Scott Lindsay

/s/ Leslee Taylor Alexander                   /s/ Kathryn Rankin Alexander
----------------------------------            ----------------------------------
Leslee Taylor Alexander                       Kathryn Rankin Alexander

/s/ William Houston Alexander                 /s/ T. Richard Butera
----------------------------------            ----------------------------------
William Houston Alexander                     T. Richard Butera

/s/ C. Michael Armstrong                      /s/ William Grabe
----------------------------------            ----------------------------------
C. Michael Armstrong                          William Grabe

/s/ Michael C. McChesney                      /s/ Francis Leahy
----------------------------------            ----------------------------------
Michael C. McChesney                          Francis Leahy

/s/ Walter Buckley                            /s/ Kenneth Fox
----------------------------------            ----------------------------------
Walter Buckley                                Kenneth Fox

/s/ Andy Hecht                                /s/ Arthur Becker
----------------------------------            ----------------------------------
Andy Hecht                                    Arthur Becker

/s/ Ed Bradley                                /s/ Patricia Raynes
----------------------------------            ----------------------------------
Ed Bradley                                    Patricia Raynes

/s/ John C. Butera                            /s/ Kenneth Butera
----------------------------------            ----------------------------------
John C. Butera                                Kenneth Butera

/s/ Raymond L. Butera                         /s/ Robert Butera
----------------------------------            ----------------------------------
Raymond L. Butera                             Robert Butera

/s/ Doug Carlson                              /s/ Reginald Jackson
----------------------------------            ----------------------------------
Doug Carlson                                  Reginald Jackson

/s/ Philip D. Topper, Jr.                     /s/ T. Richard Butera
----------------------------------            ----------------------------------
Philip D. Topper, Jr. as Custodian            T. Richard Butera as Custodian
and Investment Representative for             and Investment Representative for
James Matan                                   Christina Butera

/s/ T. Richard Butera                         /s/ T. Richard Butera
----------------------------------            ----------------------------------
T. Richard Butera as Custodian and            T. Richard Butera as Custodian and
Investment Representative for                 Investment Representative for
Caroline Murphy                               Barbara Ferriter

/s/ T. Richard Butera                         /s/ T. Richard Butera
----------------------------------            ----------------------------------
T. Richard Butera as Custodian and            T. Richard Butera as Custodian and
Investment Representative for                 Investment Representative for
Matthew Ferguson                              Stanley Snyder

/s/ Harold Whitcomb
----------------------------------
Harold Whitcomb

                      AMENDMENT TO SHAREHOLDERS' AGREEMENT

         This Amendment (the "Amendment"), to Shareholders' Agreement (the "Agreement") effective as of January 25, 2000, is by and among G-Link Corporation, a Tennessee Corporation (the "Company"), and the holders of Capital Stock of the Company.

                                   WITNESSETH:

         WHEREAS, the Company and the Shareholders desire to amend the Agreement to provide for the Amendment described herein and the Company and the required percentage of Shareholders (the "Required Shareholders") have approved this Amendment in accordance with Section 3.2 of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, each of the parties covenants and agrees as follows:

         Section 2.2(g) is amended to read as follows:

         (g) Exempted Transfers. The provisions of this Section 2.2 shall not apply to the transfer or retransfer of, and the Shareholders may transfer or retransfer, any Capital Stock held by such Shareholder to or for the benefit of
(i) any spouse, parent, child, brother, sister, grandchild, brother-in-law, sister-in-law, father-in-law, mother-in-law, nieces, nephews or lineal descendant (including adopted children and stepchildren) of such holder (including, without limitation, trustee(s) of a trust for the benefit of the Shareholder or any of the foregoing); (ii) any trustee of a voting trust for purposes of transferring shares into such voting trust; (iii) any legal representative, devisee, or heir of a Shareholder upon his or her death, or (iv) any other person, provided that the aggregate exempted transfers which may be made pursuant to this clause (iv) shall be limited to 10% of the number of shares of Capital Stock (adjusted for subsequent stock splits) held by such Shareholder at the time such Shareholder becomes a party to this Agreement and provided further that transfers under this clause (iv) shall be subject to the receipt by the Company of an opinion of counsel that such transfers are exempt from registration under applicable federal or state securities laws; provided all such transferees under this Subsection (g) shall take such Offered Stock subject to all the restrictions, terms, and conditions of this Agreement and shall execute and deliver to the Secretary of the Company a written statement confirming the same prior to acquiring such shares and there shall be no further transfer of such shares except in accordance with this Agreement;

         IN WITNESS WHEREOF, the Company and the Required Shareholders have hereunto set their hands as of the day and year first above written.

                                            G-LINK CORPORATION

                                            By:  /s/ Richardson M. Roberts
                                                 -------------------------------

                                             /s/ Nollie Peeler
                                            ------------------------------------
                                            Nollie Peeler

                                             /s/ Mark McDonald
                                            ------------------------------------
                                            Mark McDonald

                                             /s/ Thomas E. Newton
                                            ------------------------------------
                                            Thomas E. Newton

                                             /s/ William A. Oldacre, Jr.
                                            ------------------------------------
                                            William A. Oldacre, Jr.

                                             /s/ Richardson M. Roberts
                                            ------------------------------------
                                            Richardson M. Roberts

                                             /s/ Kip Caffey
                                            ------------------------------------
                                            Kip Caffey

                                             /s/ Michael McChesney
                                            ------------------------------------
                                            Michael McChesney

                                             /s/ Lamar Alexander
                                            ------------------------------------
                                            Lamar Alexander

                       JOINDER TO SHAREHOLDERS' AGREEMENT

         Each of the undersigned, Cyber Lab Ventures, Inc., a Delaware corporation formerly known as DigitalData, Inc. ("Cyber Lab"), Ashish Bahl, Kelso Equity Partners V, L.P. and Kelso Investment Associates V, L.P. (collectively, the "Shareholders"), holders in the aggregate of 5,604,902 shares of common stock of G-Link Corporation, Inc., a Tennessee corporation ("Parent"), acquired pursuant to that certain Stock Purchase Agreement, dated January 26, 2000, among Parent, the Shareholders and Link2Gov.com, Inc., agree to become a party to, and hereby agree to be bound by the terms and conditions of, this Shareholders' Agreement.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of January 26, 2000.

                                               CYBER LAB VENTURES, INC.

                                               /s/ J. Edward Houston
                                               ---------------------------------
                                               By: J. Edward Houston
                                                   -----------------------------
                                               Its: President
                                                    ----------------------------

                                               /s/ Ashish Bahl
                                               ---------------------------------
                                               ASHISH BAHL

                                               KELSO EQUITY PARTNERS V, L.P.

                                               /s/ Frank K. Bynum, Jr.
                                               ---------------------------------
                                               By: Frank K. Bynum, Jr.
                                                   -----------------------------
                                               Its: Managing Director
                                                    ----------------------------

AGREED TO AND ACCEPTED BY:                     KELSO INVESTMENT
                                               ASSOCIATES V, L.P.
G-LINK CORPORATION

/s/ Richardson M. Roberts                      /s/ Frank K. Bynum, Jr.
---------------------------------              ---------------------------------
BY: Richardson M. Roberts                      By: Frank K. Bynum, Jr.
    -----------------------------                  -----------------------------
TITLE:  Chief Executive Officer                Its: Managing Director
        -------------------------                   ----------------------------